EXHIBIT 99

For Immediate Release

February 3, 2022

Cummins Reports Fourth Quarter and Full Year 2021 Results

•Full year revenues of $24 billion; GAAP1 Net Income of $2.1 billion
•EBITDA for the full year was 14.7 percent of sales; Diluted EPS of $14.61
•Fourth quarter revenues of $5.9 billion; GAAP1 Net Income of $394 million
•Fourth quarter EBITDA of 12.1 percent; Diluted EPS of $2.73
•The company expects full year 2022 revenues to be up 6 percent, EBITDA expected to be approximately 15.5 percent

COLUMBUS, IND. - Cummins Inc. (NYSE: CMI) today reported full year 2021 results.

Revenues for the full year were $24 billion, 21 percent higher than 2020. Sales in North America increased 17 percent and international revenues increased 27 percent. Sales increased in all major regions compared to the prior year, which was severely impacted by the height of the COVID-19 pandemic.

EBITDA for the year was $3.5 billion (14.7 percent of sales) compared to $3.1 billion (15.7 percent of sales) in 2020.

Net income attributable to Cummins for the full year was $2.1 billion ($14.61 per diluted share), compared to net income of $1.8 billion ($12.01 per diluted share) in 2020. The tax rate for 2021 was 21.3 percent.

Fourth quarter revenues of $5.9 billion were flat with the same quarter in 2020. Sales in North America decreased 4 percent while international revenues increased 6 percent driven by strong demand across most global markets, with the exception of China, compared to the same quarter in 2020.

Earnings before interest, taxes, depreciation and amortization (EBITDA) in the fourth quarter were $705 million (12.1 percent of sales), compared to $837 million (14.4 percent of sales) a year ago.

Net income attributable to Cummins in the fourth quarter was $394 million ($2.73 per diluted share) compared to $501 million ($3.36 per diluted share) in 2020. The tax rate in the fourth quarter was 22.2 percent.

“Strong economic recovery combined with high demand for our products resulted in record full year revenues in 2021. Our industry continues to experience significant supply chain constraints resulting in elevated manufacturing, logistics, and material costs resulting in margins below our expectations, particularly in the fourth quarter,” said Chairman and CEO Tom Linebarger. “We have taken actions to improve margins in 2022 and expect to generate strong incremental margins through increased pricing, surcharges, a number of cost reduction initiatives and operational improvements. Having effectively managed through a challenging

2021, Cummins is in a solid position to keep investing in future growth while continuing to return cash to shareholders. The transition to low carbon power across industries will be a significant driver in the fight against climate change and will require a broad mix of innovative technologies to achieve these goals. This decarbonization effort represents a significant growth opportunity for Cummins as many of our OEM partners and end customers look to achieve their climate goals, while still having power solutions that fulfill their needs. Cummins key capabilities uniquely position us to lead in the transition to zero emissions.”

2022 Outlook:
Based on the current forecast, Cummins projects full year 2022 revenues to be up 6 percent, and EBITDA to be approximately 15.5 percent of sales. We expect revenues to increase in all regions and major markets except China where we expect demand to moderate after a record year in 2021.

The company plans to continue to generate strong operating cash flow and returns for shareholders.

2021 Highlights:

•Cummins increased its cash dividend for the 12th straight year and returned a total of $2.2 billion to shareholders in the form of dividends and share repurchases. The Board of Directors authorized the repurchase of up to $2 billion in shares of common stock upon completion of the company’s 2019 $2 billion share repurchase program, reinforcing the company’s commitment to deliver strong returns to shareholders and confidence in long-term performance.

•Cummins announced that it will bring to market a 15-liter natural gas engine for heavy-duty trucks. The 15-liter natural gas engine is an important part of Destination Zero, Cummins strategy for the best way to decarbonize our industry, focusing on reducing carbon from the technologies that are widely available today, while investing in the infrastructure capabilities and technologies with the potential to reach zero. The strategy focuses on new powertrains including advanced diesel, natural gas, hydrogen engines, hybrids, battery electric, and fuel cells along with an increased use of low carbon fuels and renewable electricity. The expanding product lineup will help achieve Cummins’ PLANET 2050 environmental goals which include lowering emissions from newly sold products by 30% by 2030 and a goal of carbon neutrality by 2050, aligned with the Paris Climate Accord targets.

•Cummins and Sinopec announced the formation of a 50:50 joint venture, Cummins Enze, to accelerate the affordability and availability of green hydrogen in China. The joint venture will invest in an electrolyzer plant with annual capacity starting at 500 megawatts in 2023, and scalable to one gigawatt within 5 years after completion. Cummins Enze will also provide a variety of hydrogen generation system solutions to meet diversified application requirements for both small and large scale hydrogen production.

•In August, the company announced its exploration of strategic alternatives for its Filtration business unit. The company believes the separation will create value for both companies by enabling enhanced focus on key strategic initiatives, continued innovation in core and new technologies for Cummins, and greater focus and operating flexibility for the Filtration business. The method and timing of the separation are under evaluation.

•In response to the COVID-19 pandemic, the company launched an aggressive global effort to acquire vaccines and provide them onsite or near-site to our employees, their families and other stakeholders. By partnering with governments and health care providers, we facilitated the delivery of over 45,000 doses of approved vaccines to employees. This includes over 5,000 shots in the U.S., over 30,000 shots in India and over 10,000 shots in Mexico.

•In October 2021, Cummins was named to the S&P Dow Jones World and North American Sustainability Indexes. It was the 16th consecutive time the company was named to the North American index and the first time on the world index since 2013. The prestigious indices rate companies on their environmental, social and governance performance.

Fourth quarter 2021 detail (all comparisons to same period in 2020):

Engine Segment

•Sales - $2.4 billion, up 4 percent
•Segment EBITDA - $264 million, or 10.9 percent of sales, compared to $338 million or 14.5 percent of sales
•On-highway revenues increased 5 percent and off-highway revenues increased 2 percent
•Sales in North America decreased 4 percent while international sales increased 26 percent driven by demand across Australia, Europe, and Latin America

Distribution Segment

•Sales - $2.1 billion, up 3 percent
•Segment EBITDA - $178 million, or 8.6 percent of sales, compared to $165 million or 8.3 percent of sales
•Revenues in North America were down 1 percent while international sales increased by 10 percent driven by strong demand in Russia
•Increased engine and aftermarket demand offset a decline in power generation

Components Segment

•Sales - $1.7 billion, down 6 percent
•Segment EBITDA - $205 million, or 11.9 percent of sales, compared to $280 million or 15.3 percent of sales
•Revenues in North America increased 1 percent and international sales decreased 12 percent due to lower demand in China

Power Systems Segment

•Sales - $1.1 billion, up 10 percent
•Segment EBITDA - $97 million, or 8.9 percent of sales, compared to $74 million, or 7.5 percent of sales
•Power generation revenues decreased by 6 percent while industrial revenues increased 37 percent driven by strong mining demand

New Power Segment

•Sales - $34 million, flat with the same quarter last year
•Segment EBITDA loss - $54 million
•Continued investment in the development of fuel cells and electrolyzers as well as products to support battery electric vehicles is expected to support strong growth in 2022 and beyond and is contributing to current EBITDA losses.

1 Generally Accepted Accounting Principles

About Cummins Inc.
Cummins Inc., a global power leader, is a corporation of complementary business segments that design, manufacture, distribute and service a broad portfolio of power solutions. The company’s products range from diesel, natural gas, electric and hybrid powertrains and powertrain-related components including filtration, aftertreatment, turbochargers, fuel systems, controls systems, air handling systems, automated transmissions, electric power generation systems, batteries, electrified power systems, hydrogen generation and fuel cell products. Headquartered in Columbus, Indiana (U.S.), since its founding in 1919, Cummins employs approximately 59,900 people committed to powering a more prosperous world through three global corporate responsibility priorities critical to healthy communities: education, environment and equality of opportunity. Cummins serves its customers online, through a network of company-owned and independent distributor locations, and through thousands of dealer locations worldwide and earned about $2.1 billion on sales of $24.0 billion in 2021. See how Cummins is powering a world that's always on by accessing news releases and more information at https://www.cummins.com/always-on.

Forward-looking disclosure statement
Information provided in this release that is not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our forecasts, guidance, preliminary results, expectations, hopes, beliefs and intentions on strategies regarding the future. These forward-looking statements include, without limitation, statements relating to our plans and expectations for our revenues and EBITDA. Our actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to: any adverse results of our internal review into our emissions certification process and compliance with emission standards; increased scrutiny from regulatory agencies, as well as unpredictability in the adoption, implementation and enforcement of emission standards around the world; policy changes in international trade; any adverse effects of the U.S. government's COVID-19 vaccine mandates; the U.K.'s exit from the European Union; changes in taxation; global legal and ethical compliance costs and risks; increasingly stringent environmental laws and regulations; future bans or limitations on the use of diesel-powered products; supply shortages and supplier financial risk, particularly from any of our single-sourced suppliers, including suppliers that may be impacted by the COVID-19 pandemic; market slowdown due to the impacts from the COVID-19 pandemic, other public health crises, epidemics or pandemics; impacts to manufacturing and supply chain abilities from an extended shutdown or disruption of our operations due to the COVID-19 pandemic; aligning our capacity and production with our demand, including impacts of COVID-19; large truck manufacturers' and original equipment manufacturers' customers discontinuing outsourcing their engine supply needs or experiencing financial distress, particularly related to the COVID-19 pandemic, bankruptcy or change in control; a slowdown in infrastructure development and/or depressed commodity prices; failure to realize expected results from our investment in Eaton Cummins Automated Transmission Technologies joint venture; the actions of, and income from, joint ventures and other investees that we do not directly control; product recalls; the development of new technologies that reduce demand for our current products and services; lower than expected acceptance of new or existing products or services; variability in material and commodity costs; product liability claims; our sales mix of products; protection and validity of our patent and other intellectual property rights; disruptions in global credit and financial markets as the result of the COVID-19 pandemic; labor relations or work stoppages; reliance on our executive leadership team and other key personnel; climate change and global warming; our plan to reposition our portfolio of product offerings through exploration of strategic acquisitions and divestitures and related uncertainties of entering such transactions; exposure to potential security breaches or other disruptions to our information technology systems and data security; political, economic and other risks from operations in numerous countries; competitor activity; increasing competition, including increased global competition among our customers in emerging markets; foreign currency exchange rate changes; the performance of our pension plan assets and volatility of discount rates, particularly those related to the sustained slowdown of the global economy due to the COVID-19 pandemic; the price and availability of energy; the outcome of pending and future litigation and governmental proceedings; continued availability of financing, financial instruments and financial resources in the amounts, at the times and on the terms required to support our future business; and other risks detailed from time to time in our SEC filings, including particularly in the Risk Factors section of our 2020 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the SEC, which are available at http://www.sec.gov or at http://www.cummins.com in the Investor Relations section of our website.

Presentation of Non-GAAP Financial Information
EBITDA is a non-GAAP measure used in this release and is defined and reconciled to what management believes to be the most comparable GAAP measure in a schedule attached to this release. Cummins presents this information as it believes it is useful to understanding the Company's operating performance, and because EBITDA is a measure used internally to assess the performance of the operating units.

Webcast information
Cummins management will host a teleconference to discuss these results today at 10 a.m. EST. This teleconference will be webcast and available on the Investor Relations section of the Cummins website at www.cummins.com. Participants wishing to view the visuals available with the audio are encouraged to sign-in a few minutes prior to the start of the teleconference.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(Unaudited) (a)

	Three months ended December 31,
In millions, except per share amounts	2021	2020
NET SALES	$5,850	$5,830
Cost of sales	4,533	4,469
GROSS MARGIN	1,317	1,361
OPERATING EXPENSES AND INCOME
Selling, general and administrative expenses	629	576
Research, development and engineering expenses	288	255
Equity, royalty and interest income from investees	109	110
Other operating expense, net	(14)	(11)
OPERATING INCOME	495	629
Interest expense	26	29
Other income, net	45	35
INCOME BEFORE INCOME TAXES	514	635
Income tax expense	114	125
CONSOLIDATED NET INCOME	400	510
Less: Net income attributable to noncontrolling interests	6	9
NET INCOME ATTRIBUTABLE TO CUMMINS INC.	$394	$501

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CUMMINS INC.
Basic	$2.76	$3.39
Diluted	$2.73	$3.36

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	142.9	148.0
Diluted	144.1	149.3

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(Unaudited) (a)

	Years ended December 31,
In millions, except per share amounts	2021	2020
NET SALES	$24,021	$19,811
Cost of sales	18,326	14,917
GROSS MARGIN	5,695	4,894
OPERATING EXPENSES AND INCOME
Selling, general and administrative expenses	2,374	2,125
Research, development and engineering expenses	1,090	906
Equity, royalty and interest income from investees	506	452
Other operating expense, net	(31)	(46)
OPERATING INCOME	2,706	2,269
Interest expense	111	100
Other income, net	156	169
INCOME BEFORE INCOME TAXES	2,751	2,338
Income tax expense	587	527
CONSOLIDATED NET INCOME	2,164	1,811
Less: Net income attributable to noncontrolling interests	33	22
NET INCOME ATTRIBUTABLE TO CUMMINS INC.	$2,131	$1,789

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CUMMINS INC.
Basic	$14.74	$12.07
Diluted	$14.61	$12.01

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	144.6	148.2
Diluted	145.9	149.0

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (a)

In millions, except par value	December 31, 2021	December 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$2,592	$3,401
Marketable securities	595	461
Total cash, cash equivalents and marketable securities	3,187	3,862
Accounts and notes receivable, net	3,990	3,820
Inventories	4,355	3,425
Prepaid expenses and other current assets	777	790
Total current assets	12,309	11,897
Long-term assets
Property, plant and equipment, net	4,422	4,255
Investments and advances related to equity method investees	1,538	1,441
Goodwill	1,287	1,293
Other intangible assets, net	900	963
Pension assets	1,488	1,042
Other assets	1,766	1,733
Total assets	$23,710	$22,624

LIABILITIES
Current liabilities
Accounts payable (principally trade)	$3,021	$2,820
Loans payable	208	169
Commercial paper	313	323
Accrued compensation, benefits and retirement costs	683	484
Current portion of accrued product warranty	755	674
Current portion of deferred revenue	855	691
Other accrued expenses	1,190	1,112
Current maturities of long-term debt	59	62
Total current liabilities	7,084	6,335
Long-term liabilities
Long-term debt	3,579	3,610
Pensions and other postretirement benefits	604	630
Accrued product warranty	684	672
Deferred revenue	850	840
Other liabilities	1,508	1,548
Total liabilities	$14,309	$13,635

EQUITY
Cummins Inc. shareholders’ equity
Common stock, $2.50 par value, 500 shares authorized, 222.5 and 222.4 shares issued	$2,427	$2,404
Retained earnings	16,741	15,419
Treasury stock, at cost, 80.0 and 74.8 shares	(9,123)	(7,779)
Accumulated other comprehensive loss	(1,571)	(1,982)
Total Cummins Inc. shareholders’ equity	8,474	8,062
Noncontrolling interests	927	927
Total equity	$9,401	$8,989
Total liabilities and equity	$23,710	$22,624

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (a)

	Three months ended December 31,
In millions	2021	2020
NET CASH PROVIDED BY OPERATING ACTIVITIES	$732	$1,142

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(372)	(260)
Investments in internal use software	(16)	(14)
Investments in and advances to equity investees	(51)	(21)
Investments in marketable securities—acquisitions	(237)	(171)
Investments in marketable securities—liquidations	71	61
Cash flows from derivatives not designated as hedges	30	19
Other, net	(20)	4
Net cash used in investing activities	(595)	(382)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	44	15
Net borrowings of commercial paper	113	7
Payments on borrowings and finance lease obligations	(16)	(32)
Net borrowings under short-term credit agreements	65	4
Dividend payments on common stock	(208)	(200)
Repurchases of common stock	(174)	(91)
Proceeds from issuing common stock	29	10
Other, net	(1)	3
Net cash used in financing activities	(148)	(284)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	15	(42)
Net increase in cash and cash equivalents	4	434
Cash and cash equivalents at beginning of period	2,588	2,967
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,592	$3,401

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (a)

	Years ended December 31,
In millions	2021	2020
NET CASH PROVIDED BY OPERATING ACTIVITIES	$2,256	$2,722

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(734)	(528)
Investments in internal use software	(52)	(47)
Proceeds from sale of land	20	—
Investments in and advances to equity investees	(48)	(51)
Investments in marketable securities—acquisitions	(806)	(593)
Investments in marketable securities—liquidations	673	469
Cash flows from derivatives not designated as hedges	49	4
Other, net	25	27
Net cash used in investing activities	(873)	(719)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	79	2,014
Net payments of commercial paper	(10)	(337)
Payments on borrowings and finance lease obligations	(73)	(73)
Net (payments) borrowings under short-term credit agreements	(28)	10
Distributions to noncontrolling interests	(28)	(26)
Dividend payments on common stock	(809)	(782)
Repurchases of common stock	(1,402)	(641)
Proceeds from issuing common stock	56	88
Other, net	(12)	27
Net cash (used in) provided by financing activities	(2,227)	280
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	35	(11)
Net (decrease) increase in cash and cash equivalents	(809)	2,272
Cash and cash equivalents at beginning of year	3,401	1,129
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,592	$3,401

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

In millions	Engine	Distribution	Components	Power Systems	New Power	Total Segments	Intersegment Eliminations (1)	Total
Three months ended December 31, 2021
External sales	$1,813	$2,050	$1,305	$651	$31	$5,850	$—	$5,850
Intersegment sales	613	8	421	435	3	1,480	(1,480)	—
Total sales	2,426	2,058	1,726	1,086	34	7,330	(1,480)	5,850
Research, development and engineering expenses	111	13	75	62	27	288	—	288
Equity, royalty and interest income (loss) from investees	62	16	9	24	(2)	109	—	109
Interest income	1	2	2	2	—	7	—	7
EBITDA (2)	264	178	205	97	(54)	690	15	705
Depreciation and amortization (3)	51	28	45	34	7	165	—	165

EBITDA as a percentage of segment sales	10.9%	8.6%	11.9%	8.9%	NM	9.4%		12.1%

Three months ended December 31, 2020
External sales	$1,792	$1,987	$1,458	$560	$33	$5,830	$—	$5,830
Intersegment sales	537	9	373	429	1	1,349	(1,349)	—
Total sales	2,329	1,996	1,831	989	34	7,179	(1,349)	5,830
Research, development and engineering expenses	73	11	77	64	30	255	—	255
Equity, royalty and interest income (loss) from investees	76	17	15	3	(1)	110	—	110
Interest income	3	1	1	1	—	6	—	6
EBITDA (2)	338	165	280	74	(51)	806	31	837
Depreciation and amortization (3)	53	31	50	34	5	173	—	173

EBITDA as a percentage of segment sales	14.5%	8.3%	15.3%	7.5%	NM	11.2%		14.4%

"NM" - not meaningful information
(1) Includes intersegment sales, intersegment profit in inventory eliminations and unallocated corporate expenses. There were no significant unallocated corporate expenses for the three months ended December 31, 2021 and 2020.

(2) EBITDA is defined as earnings or losses before interest expense, income taxes, depreciation and amortization and noncontrolling interests.
(3) Depreciation and amortization, as shown on a segment basis, excludes the amortization of debt discount and deferred costs included in the Condensed Consolidated Statements of Net Income as "Interest expense." A portion of depreciation expense is included in "Research, development and engineering expenses."

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

In millions	Engine	Distribution	Components	Power Systems	New Power	Total Segments	Intersegment Eliminations (1)	Total
Year ended December 31, 2021
External sales	$7,589	$7,742	$5,932	$2,650	$108	$24,021	$—	$24,021
Intersegment sales	2,365	30	1,733	1,765	8	5,901	(5,901)	—
Total sales	9,954	7,772	7,665	4,415	116	29,922	(5,901)	24,021
Research, development and engineering expenses	399	48	307	234	102	1,090	—	1,090
Equity, royalty and interest income (loss) from investees	340	63	50	56	(3)	506	—	506
Interest income	8	7	5	5	—	25	—	25
EBITDA (2)	1,411	731	1,180	496	(223)	3,595	(74)	3,521
Depreciation and amortization (3)	205	116	183	131	24	659	—	659

EBITDA as a percentage of total sales	14.2%	9.4%	15.4%	11.2%	NM	12.0%		14.7%

Year ended December 31, 2020
External sales	$5,925	$7,110	$4,650	$2,055	$71	$19,811	$—	$19,811
Intersegment sales	2,097	26	1,374	1,576	1	5,074	(5,074)	—
Total sales	8,022	7,136	6,024	3,631	72	24,885	(5,074)	19,811
Research, development and engineering expenses	290	31	264	212	109	906	—	906
Equity, royalty and interest income (loss) from investees	312	62	61	21	(4)	452	—	452
Interest income	9	4	4	4	—	21	—	21
EBITDA (2)	1,235	665	961	343	(172)	3,032	76	3,108
Depreciation and amortization (3)	208	122	192	130	18	670	—	670

EBITDA as a percentage of total sales	15.4%	9.3%	16.0%	9.4%	NM	12.2%		15.7%

"NM" - not meaningful information
(1) Includes intersegment sales, intersegment profit in inventory eliminations and unallocated corporate expenses. There were no significant unallocated corporate expenses for the years ended December 31, 2021 and 2020.

(2) EBITDA is defined as earnings or losses before interest expense, income taxes, depreciation and amortization and noncontrolling interests.
(3) Depreciation and amortization, as shown on a segment basis, excludes the amortization of debt discount and deferred costs included in the Condensed Consolidated Statements of Net Income as "Interest expense." The amortization of debt discount and deferred costs was $3 million and $3 million for the years ended December 31, 2021 and 2020, respectively. A portion of depreciation expense is included in "Research, development and engineering expenses."

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

A reconciliation of our segment information to the corresponding amounts in the Condensed Consolidated Statements of Net Income is shown in the table below:

	Three months ended December 31,		Years ended December 31,
In millions	2021	2020	2021	2020
EBITDA	$705	$837	$3,521	$3,108

EBITDA as a percentage of net sales	12.1%	14.4%	14.7%	15.7%

Less:
Interest expense	26	29	111	100
Depreciation and amortization	165	173	659	670
INCOME BEFORE INCOME TAXES	514	635	2,751	2,338
Less: Income tax expense	114	125	587	527
CONSOLIDATED NET INCOME	400	510	2,164	1,811
Less: Net income attributable to noncontrolling interests	6	9	33	22
NET INCOME ATTRIBUTABLE TO CUMMINS INC.	$394	$501	$2,131	$1,789

Net income attributable to Cummins Inc. as a percentage of net sales	6.7%	8.6%	8.9%	9.0%

We believe EBITDA is a useful measure of our operating performance as it assists investors and debt holders in comparing our performance on a consistent basis without regard to financing methods, capital structure, income taxes or depreciation and amortization methods, which can vary significantly depending upon many factors.

EBITDA is not in accordance with, or an alternative for, accounting principles generally accepted in the United States (GAAP) and may not be consistent with measures used by other companies. It should be considered supplemental data; however, the amounts included in the EBITDA calculation are derived from amounts included in the Condensed Consolidated Statements of Net Income. Above is a reconciliation of EBITDA to “Net income attributable to Cummins Inc.” for each of the applicable periods.

CUMMINS INC. AND SUBSIDIARIES
SELECT FOOTNOTE DATA
(Unaudited)

EQUITY, ROYALTY AND INTEREST INCOME FROM INVESTEES

Equity, royalty and interest income from investees included in our Condensed Consolidated Statements of Net Income for the reporting periods was as follows:

	Three months ended December 31,			Years ended December 31,
In millions	2021	2020		2021	2020
Manufacturing entities
Dongfeng Cummins Engine Company, Ltd.	$19	$9		$82	$63
Chongqing Cummins Engine Company, Ltd.	11	8		39	35
Beijing Foton Cummins Engine Co., Ltd.	4	32		112	113
All other manufacturers	32	34	(1)	149	134	(1)(2)
Distribution entities
Komatsu Cummins Chile, Ltda.	9	8		32	31
All other distributors	4	1		10	2
Cummins share of net income	79	92		424	378
Royalty and interest income	30	18		82	74
Equity, royalty and interest income from investees	$109	$110		$506	$452

(1) Includes loss on sale of business of $8 million for a joint venture in the Power Systems segment.
(2) Includes $37 million in favorable adjustments related to tax changes within India's 2020-2021 Union Budget of India (India Tax Law Changes) passed in March 2020 and impairment charges of $13 million for a joint venture in the Power Systems segment.

INCOME TAXES
Our effective tax rate for 2022 is expected to approximate 21.5 percent, excluding any discrete items that may arise.
Our effective tax rates for the three months and year ended December 31, 2021, were 22.2 percent and 21.3 percent, respectively.
The three months ended December 31, 2021, contained unfavorable discrete tax items of $17 million, or $0.12 per share, primarily due to $11 million of unfavorable changes in U.S. research and development tax reserve and $6 million of net unfavorable other discrete tax items.
The year ended December 31, 2021, contained unfavorable net discrete tax items of $9 million, or $0.06 per share, primarily due to $12 million of unfavorable provision to return adjustments related to the 2020 filed tax returns, partially offset by $3 million of favorable other discrete tax items.

CUMMINS INC. AND SUBSIDIARIES
BUSINESS UNIT SALES DATA
(Unaudited)
Engine Segment Sales by Market and Unit Shipments by Engine Classification
Sales for our Engine segment by market were as follows:

2021
In millions	Q1	Q2	Q3	Q4	YTD
Heavy-duty truck	$827	$839	$861	$801	$3,328
Medium-duty truck and bus	674	688	713	702	2,777
Light-duty automotive	481	484	515	432	1,912
Off-highway	477	480	489	491	1,937
Total sales	$2,459	$2,491	$2,578	$2,426	$9,954

2020
In millions	Q1	Q2	Q3	Q4	YTD
Heavy-duty truck	$750	$415	$694	$789	$2,648
Medium-duty truck and bus	618	391	492	565	2,066
Light-duty automotive	353	180	522	492	1,547
Off-highway	437	437	404	483	1,761
Total sales	$2,158	$1,423	$2,112	$2,329	$8,022

Unit shipments by engine classification (including unit shipments to Power Systems and off-highway engine units included in their respective classification) were as follows:

2021
Units	Q1	Q2	Q3	Q4	YTD
Heavy-duty	30,700	29,400	29,200	28,300	117,600
Medium-duty	73,100	67,500	65,200	68,000	273,800
Light-duty	68,500	68,100	73,900	62,800	273,300
Total units	172,300	165,000	168,300	159,100	664,700

2020
Units	Q1	Q2	Q3	Q4	YTD
Heavy-duty	25,800	15,900	23,300	27,500	92,500
Medium-duty	61,200	44,900	50,100	64,700	220,900
Light-duty	49,400	29,800	67,200	69,400	215,800
Total units	136,400	90,600	140,600	161,600	529,200

Distribution Segment Sales by Product Line
Sales for our Distribution segment by product line were as follows:

2021
In millions	Q1	Q2	Q3	Q4	YTD
Parts	$757	$765	$800	$823	$3,145
Power generation	418	454	438	452	1,762
Engines	334	351	377	437	1,499
Service	326	350	344	346	1,366
Total sales	$1,835	$1,920	$1,959	$2,058	$7,772

2020
In millions	Q1	Q2	Q3	Q4	YTD
Parts	$787	$654	$722	$768	$2,931
Power generation	376	377	416	523	1,692
Engines	323	277	279	371	1,250
Service	328	297	304	334	1,263
Total sales	$1,814	$1,605	$1,721	$1,996	$7,136

Component Segment Sales by Business
Sales for our Components segment by business were as follows:

2021
In millions	Q1	Q2	Q3	Q4	YTD
Emission solutions	$1,035	$882	$793	$789	$3,499
Filtration	372	374	354	338	1,438
Turbo technologies	367	351	325	308	1,351
Electronics and fuel systems	263	241	210	185	899
Automated transmissions	115	146	111	106	478
Total sales	$2,152	$1,994	$1,793	$1,726	$7,665

2020
In millions	Q1	Q2	Q3	Q4	YTD
Emission solutions	$664	$472	$665	$831	$2,632
Filtration	312	255	314	351	1,232
Turbo technologies	270	216	281	331	1,098
Electronics and fuel systems	174	164	187	229	754
Automated transmissions	82	43	94	89	308
Total sales	$1,502	$1,150	$1,541	$1,831	$6,024

Power Systems Segment Sales by Product Line and Unit Shipments by Engine Classification
Sales for our Power Systems segment by product line were as follows:

2021
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$611	$655	$664	$585	$2,515
Industrial	324	399	412	399	1,534
Generator technologies	87	89	88	102	366
Total sales	$1,022	$1,143	$1,164	$1,086	$4,415

2020
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$519	$424	$601	$623	$2,167
Industrial	296	291	309	292	1,188
Generator technologies	69	62	71	74	276
Total sales	$884	$777	$981	$989	$3,631

High-horsepower unit shipments by engine classification were as follows:

2021
Units	Q1	Q2	Q3	Q4	YTD
Power generation	2,100	1,800	2,500	2,000	8,400
Industrial	1,000	1,200	1,900	1,300	5,400
Total units	3,100	3,000	4,400	3,300	13,800

2020
Units	Q1	Q2	Q3	Q4	YTD
Power generation	1,800	1,000	2,300	2,600	7,700
Industrial	1,000	1,000	1,200	1,100	4,300
Total units	2,800	2,000	3,500	3,700	12,000